EXHIBIT 5.1

                            LOCKE LIDDELL & SAPP LLP
                          2200 Ross Avenue, Suite 2200
                               Dallas, Texas 75201




                                  April 5, 2004


Titanium Metals Corporation
1999 Broadway, Suite 4300
Denver, Colorado  80202

Ladies and Gentlemen:

     We  have  acted  as  special   securities   counsel  for  Titanium   Metals
Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") shares of the Company's 6 3/4% Series A Convertible Preferred Stock (such shares, the "Preferred Stock") for 6?% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (including the associated guarantee) of TIMET Capital Trust I (the "BUCS").

     In connection with our opinion, we have examined the Registration Statement, including the prospectus that is filed as part thereof (the "Prospectus"), the Certificate of Designations, Rights and Preferences of the Preferred Stock (the "Certificate of Designations") and such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas, the federal laws of the United States of America and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (including the Delaware constitution and judicial decisions arising under such laws), each as presently in effect, and, accordingly, no opinion is expressed with respect to any matter that under any document relevant to or covered by this letter is purported to be governed by the laws of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware and any opinion herein as to the laws of such state are based solely upon the latest unofficial compilation of the corporate statutes and case law of such state available to us.

     Based upon the foregoing, and subject to the assumptions, qualifications and limitations hereinabove and hereinafter stated, it is our opinion that:

     1. The Preferred Stock has been duly authorized and, assuming (a) that the Registration Statement shall have been declared effective by the Commission and
(b) the shares of Preferred Stock issuable upon consummation of the Exchange Offer shall have been issued and delivered pursuant to the Exchange Offer, the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable.

     2. The shares of common stock of the Company that may be issued upon conversion of the Series A Preferred Stock have been duly authorized and validly reserved for issuance upon such conversion of the Series A Preferred Stock, and such shares of common stock, when issued and delivered upon such conversion in the manner provided in the Certificate of Designations, will be validly issued, fully paid and nonassessable.
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     This  opinion is rendered as of the date hereof,  and we undertake  no, and disclaim any, obligation to advise you of any change in or any new development that might affect any matters or opinions set forth herein.

     We consent to the reference to our Firm under the heading "Legal Opinions" in the Prospectus, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                   Very truly yours,

                                   LOCKE LIDDELL & SAPP LLP

                                   By:      /s/ Toni Weinstein
                                            -----------------------------------
                                            Toni Weinstein